                     Tyson Foods, Inc.

                        $350,000,000

                     Medium-Term Notes

      Due from 9 months to 30 Years from Date of Issue

                   Distribution Agreement

                        July 20, 1995


J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
World Financial Center
250 Vesey Street
New York, New York 10281

BA Securities, Inc.
231 S. LaSalle
Chicago, Illinois 60697

A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

NatWest Capital Markets Limited
135 Bishopsgate
London EC2M 3XT
England

Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Dear Sirs:

          Tyson Foods, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of its Medium-Term Notes due from 9 months to 30 years from date of issue (the "Securities") in an aggregate initial offering price of up to $350,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies), as such amount shall be reduced by the aggregate initial offering price of any other debt securities issued by the Company after the date hereof, whether within or without the United States ("Other Securities") pursuant to the registration

                                     4
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statement referred to below, and agrees with each of you (individually, an
"Agent", and collectively, the "Agents", which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement. The Securities will be issued under an indenture dated as of June 1, 1995 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee"). The Securities shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

          On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right (A) to sell Securities directly to investors (other than broker-dealers) in those jurisdictions in which the Company is so permitted and (B) to accept (but not solicit) offers to purchase Securities from time to time through one or more additional agents or dealers, acting as either principal or agent, on substantially the same terms as those applicable to sales of Securities to or through the Agents pursuant to this Agreement, the Company hereby (i) appoints the Agents as the exclusive agents of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof. In connection with the Company's reservation pursuant to clause (B) above, it is understood that the Company may respond to inquiries and requests for information from any such agents or dealers.

          The Company has prepared and filed a registration statement on Form S-3 (No. 33-58177) in respect of the Securities with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the prospectus included in the Registration Statement that will describe certain terms of the Securities. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the "Registration Statement" and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Securities in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, anypreliminary prospectus or the Prospectus, as the case may be; and any

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reference to "amend", "amendment" or "supplement" with respect to the
Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

          1. Representations. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which the Company accepts an offer to purchase Securities (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

          (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"); each part of the Registration Statement filed with the Commission pursuant to the Securities Act, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus did not, as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein;

          (b) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all materialrespects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an

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     untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (c) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable;

          (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development known by the Company (after diligent inquiry) involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth, incorporated by reference or contemplated in the Prospectus; and except as set forth, incorporated by reference or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

          (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

          (f) each of the Company's subsidiaries that constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Commission (the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws

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     of its jurisdiction of incorporation, with power and authority
     (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each Material Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (g) this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

          (h) the Securities have been duly authorized, and when issued and delivered pursuant to this Agreement and any applicable Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company, duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument of the Company; and the Securities of a particular issuance of Securities and the Indenture will conform to the descriptions thereof in the Prospectus as amended or supplemented to related to such issuance of Securities;

          (i) neither the Company nor any of its Material Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of all of its obligations under the Securities, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Material Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, any applicable Terms Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters;

          (j) other than as set forth, incorporated by reference or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Material Subsidiaries is or may be a party or to which any property of the Company or any of its Material Subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (k) each of the Company and its Material Subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "Environmental Laws"), except where such non-compliance with Environmental Laws could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law;

          (l) each of the Company and its Material Subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") reasonably necessary to carry on the business conducted by each as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, except as set forth or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any Material Subsidiary has

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     received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (m) no labor disputes exist with employees of the Company or of its Material Subsidiaries that could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (n) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

          (o) the Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

          (p) the Company and each of its Material Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses as described in the Prospectus and that are material in relation to the business of the Company and its subsidiaries taken as a whole;

          (q) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida); and

          (r) immediately after any sale of Securities by the Company hereunder or under any applicable Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

          2. Solicitations as Agent; Purchases as Principal. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable best efforts, consistent with industry standards, to solicit offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, Securities or any other debt securities with a maturity at the time of original issuance of 9 months to 30 years except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right (i) to sell Securities directly to investors (other than broker-dealers) in those

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jurisdictions in which the Company is so permitted and (ii) to accept (but not solicit) offers to purchase Securities from time to time through one or more additional agents or dealers, acting as either principal or agent, on substantially the same terms as those applicable to sales of Securities to or through the Agents pursuant to this Agreement; provided that the Company shall provide the Agents with written notice of each such acceptance within two business days thereof. In connection with the Company's reservation pursuant to clause (ii) above, it is understood that the Company may respond to inquiries and requests for information from any such agents or dealers. No commission will be paid on Securities sold directly by the Company pursuant to clause (i) above.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Securities. Upon receipt of at least one business day's prior notice from the Company, each Agent will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(i), 4(j) and 4(k); provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Securities or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Securities until the Company has delivered such opinions, letters and certificates as such Agent may reasonably request.

          The Company agrees to pay each Agent, as consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Security in an amount equal to the following applicable percentage of the principal amount of such Security sold:
                                                Commission
                                         (percentage of aggregate
    Range of Maturities Sold        principal amount of Securities sold)

    From 9 months to less than 1 year..........        .125%
    From 1 year to less than 18 months.........        .150%
    From 18 months to less than 2 years........        .200%
    From 2 years to less than 3 years..........        .250%
    From 3 years to less than 4 years..........        .350%
    From 4 years to less than 5 years..........        .450%
    From 5 years to less than 6 years..........        .500%
    From 6 years to less than 7 years..........        .550%
    From 7 years to less than 10 years.........        .600%
    From 10 years to less than 15 years........        .625%
    From 15 years to less than 20 years........        .700%
    From 20 years to and including 30 years....        .750%


          The Agents are authorized to solicit offers to purchase
Securities only in the principal amount of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Each Agent shall

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communicate to the Company, orally or in writing, each offer to purchase
Securities received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Securities, as a whole or in part, that it reasonably considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Securities sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

          (b) Purchase as Principal. Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between an Agent and the Company and may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each agreement by an Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Securities, the maturity date of such Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by an Agent as principal and the payment therefore shall be as set forth in the Administrative Procedures.

     (c) Obligations Several. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof.

     (d) Administrative Procedures. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

     (e) Other Securities. The Company agrees to notify each Agent of sales by the Company of Other Securities.

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     (f)  NatWest Capital Markets Limited hereby represents and agrees that:

                    (i) it has not offered or sold and will not offer or sell prior to the date six months after their date of issue any Securities, having an original maturity of one year or greater, to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                    (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

                    (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

          3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or the first date on which the Company accepts an offer by any Agent to purchase Securities as principal (such time and date being referred to herein as the "Commencement Date").

          4. Covenants of the Company. The Company covenants and agrees with each Agent:

          (a)(i) To make no amendment or supplement to the Registration Statement or the Prospectus prior to the termination of the offering of the Securities pursuant to this Agreement or any Terms Agreement which shall be disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission described in subsection (iii) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii), subject to the foregoing clause (i), promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act and to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file

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     such Pricing Supplement in accordance with Rule 424(b) under the
     Securities Act; and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information; and (iii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose. The Company agrees to use its best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or of any notification suspending any such qualification and, if issued, to use promptly its best efforts to obtain withdrawal thereof as soon as possible. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Securities so long as it is not reasonably satisfied with such document.

          (b) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as such Agent may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (c) To furnish each Agent and counsel to the Agents, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request.

          (d) If at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or, if in the opinion of the Agents or the Company, it is necessary at any time to amend or supplement the Prospectus to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall immediately cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Securities such Agent may then own as principal.
     If the Company shall decide to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any such amendment or supplement and any documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 4(e), 4(i), 4(j) and 4(k) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Securities hereunder.

     Notwithstanding any other provision of this Section 4(d), until the distribution of any Securities any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Securities, if any event described in this Section 4(d) occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Sections 4(e), 4(i), 4(j) and 4(k) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

          (e) To furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Securities, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or on its receipt of any notice of (i) any intended or potential downgrading or
     (ii) any review or possible change that does not indicate an improvement in the rating accorded any of securities of, or guaranteed by, the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (f) To make generally available to its security holders and to such Agent as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Securities.

          (g) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to holders of Securities and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

          (h) That, from the date of any applicable Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities, without the prior written consent of such Agent.

          (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agents deem to be immaterial) and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specified the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent the written opinion of R. Read Hudson, Corporate Counsel of the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment or supplement, or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as each of the opinions referred to in Sections 6(b) and (c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion, provided that if so requested by any Agent acting as principal the Company shall also furnish or cause to be furnished to such Agent the written opinion of Rose Law Firm, special counsel to the Company, dated and modified as indicated above, of the same tenor as the opinion referred to in Section 6(b) hereof (in which case the opinion of Corporate Counsel to the Company referred to above need not address the matters addressed in Section 6(b) hereof); or, in lieu of such opinion, counsel last furnishing such an opinion, may furnish to the Agents a letter to the effect that such Agent may rely on the opinion of such counsel which was last furnished to such Agent to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to date of delivery of such letter).

          (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented to include or incorporate amended or supplemented financial information and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat, statements with respect to such financialinformation or other matter made in the letter referred to in
     Section 6(e) hereof which was last furnished to such Agent.

          (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agents deem to be immaterial), and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the certificates referred to in Section 6(f) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).

          5. Costs and Expenses. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Securities is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses:
(i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements), (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Securities, including any opinions to be rendered by such counsel hereunder and (ix) any advertising and out-of-pocket expenses incurred by the Agents.

          6. Conditions. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities, the obligation of any Agent to purchase Securities as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Securities shall in each case be subject
(1) to the condition that all representations and warranties of the Company herein and all statements of officer's of the Company made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of an Agent's obligation to solicit offers to purchase Securities, at and as of such Solicitation Time and (ii) in the case of any Agent's or any other purchaser's obligation to purchase Securities, at and as of the time the Company accepts the offer to purchase such Securities and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified (it being understood that under no circumstance shall any Agent have any duty or obligation to excercise discretionary judgment on behalf of the Company or any purchaser in respect of the fulfillment of any such condition):

          (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:

                              (i) the Prospectus as amended or supplemented
               (including, if applicable, the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration

               Statement shall be in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

                             (ii)  there shall not have occurred any
               downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                            (iii) there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth, incorporated by reference or contemplated in the Prospectus, as amended or supplemented to such Solicitation Time or at the time such offer to purchase was made, the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus, as so amended or supplemented; and

                             (iv)(A) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of or guaranteed by the Company shall not have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (D) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of such Agent or Agents or of such other purchaser, is material and adverse and which in the judgment of such Agent or Agents or of other purchaser makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made.

          (b) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Rose Law Firm, special counsel for the Company, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or

     Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

                    (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                   (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (iii) this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

                   (iv) the Securities have been duly authorized by the Company and, when the terms of any particular Securities are established and such Securities are duly executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by any purchaser of Securities sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement or other agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

                    (v) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company; and the Indenture has been duly qualified under the Trust Indenture Act;

                   (vi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

                  (vii) the statements in the Prospectus under "Description of Notes", "Description of Debt Securities", "Plan of Distribution", "Underwriting" and "United States Tax Considerations", in the Prospectus incorporated by reference from
          Item 3 of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 1994, in the Prospectus incorporated by reference from Item 1 of Part II of the Company's Quarterly Reports on Form 10-Q, if any, filed since such Annual Report, in the Prospectus incorporated by reference from Item 5 of the Company's Current Reports on Form 8-K, if any, filed since such Annual Report, and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; and

                 (viii) such counsel (A) is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements included therein as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act, (B) believes that (except for the financial statements included therein as to which such counsel need express no belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee and except with respect to information contained in the Registration Statement or the Prospectus relating to any Agent furnished to the Company in writing by such Agent expressly for use therein) each part of the registration statement filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and
          (D) believes that (except for the financial statements included therein as to which such counsel need express no belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee and except with respect to information contained in the Registration Statement or the Prospectus relating to any Agent furnished to the Company in writing by such Agent expressly for use therein) the Registration Statement, as amended on the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and Arkansas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xi) above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

          (c) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, R. Read Hudson, Corporate Counsel of the Company, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

                    (i) each of the Company's Material Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                   (ii) to the best of such counsel's knowledge after diligent inquiry, other than as set forth, incorporated by reference or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Material Subsidiaries is or may be a party or to which any property of the Company or its Material Subsidiaries is or may be the subject which, if determined adversely to the Company or such Material Subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

              (iii) neither the Company nor any of its Material Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Material Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal and the consummation of the transactions herein and therein contem plated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation, or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Material Subsidiaries or any of their respective properties;

               In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and Arkansas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

          (d) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Davis Polk & Wardwell, counsel to the Agents, shall have furnished to the relevant Agent or Agents such opinion or opinions, dated the Commencement Date or Time of Delivery, as the case may be, with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (e) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Company's independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a letter, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.

          (f) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received a certificate or certificates signed by an executive officer of the Company, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in
     Section 6(a)(i) and (ii) above and to the further effect that (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, (2) the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (3) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth in or contemplated by the Registration Statement or the Prospectus.

          (g) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the relevant Agent or Agents such further certificates, information and documents as such Agent or Agents may reasonably request.

          7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

          (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, it directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents and such control persons of the Agents shall be designated in writing by J.P. Morgan Securities Inc. or, if J.P. Morgan Securities Inc. is not an Indemnified Party by the Agents that are Indemnified Parties and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 day after receipt by such Indemnifying Person of the aforesaid request and
(ii)such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraphs (a) or (b) this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to herein in connection with any offering of Securities, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other in connection with the offering of such Securities shall be deemed to be in the same respective proportion as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by each Agent in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Company on the one hand and of each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by such Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and each Agent agrees that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in Section 7(d) that were sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Agent to contribute pursuant to this subsection (d) is several (in the proportion that the principal amount of the Securities the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Securities the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

          (e)  The indemnity and contribution agreements contained in this
Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          8. Termination. (a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Securities as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a), Section 2(c), the last sentence of Section 4(d) and Sections 4(f), 4(g), 5, 7, 9, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(h) through 4(k) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(g) through 4(k), 5, 6, 7, 9, 10,
12 and 15 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

          (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Securities.

          9. Position of the Agents. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall
(i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and
(ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

          10. Representations and Indemnities to Survive. The respective indemnities and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Securities as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

          11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid), telex or telecopier. Communications to the Agents will be sent, in the case of J.P. Morgan Securities Inc., to 60 Wall Street, New York, New York 10260 (Telex: RCA 232194; Telecopier: (212) 648-5907) Attention:
Medium-Term Note Trading Desk; in the case of CS First Boston Corporation, to Park Avenue Plaza, 55 E. 52nd Street, New York, New York 10055 (Telecopier: (212) 318-1498) Attention: Short and Medium Term Finance; in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated, to World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310 (Telecopier: (212) 449-2234) Attention: MTN Product Management; in the case of BA Securities, Inc., to 231 S. LaSalle, 17th Floor, Chicago, Illinois 60697 (Telecopier: (312) 987-7293) Attention: Syndicate; in the case of A.G. Edwards & Sons, Inc., to One North Jefferson, St. Louis, Missouri

63103 (Telecopier: (314) 289-7387) Attention: Syndicate; in the case of NatWest Capital Markets Limited, to 175 Water Street, New York, New York 10038 (Telecopier: (212) 602-4939) Attention: Medium-Term Note Department; and in the case of Stephens Inc., to 111 Center Street, Little Rock, Arkansas 72201 Attention: Mike Smith, Syndicate Department; and, if sent to the Company, to it at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999 (Telecopier: (501) 290-4061) Attention: Executive Vice President - Finance.

          12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Securities, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

          13. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on 7 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          14. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law, regulation or executive order to close.

          15. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

          16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

          17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                   Very truly yours,

                                   TYSON FOODS, INC.

                                   By: ____________________

Accepted in New York, New York,
as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:________________________
   Name:
   Title:

CS FIRST BOSTON CORPORATION

By: ___________________________
    Name:
    Title:

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED

By: ___________________________
    Name:
    Title:

BA SECURITIES, INC.

By: ___________________________
    Name:
    Title:

A.G. EDWARDS & SONS, INC.

By: ___________________________
    Name:
    Title:

NATWEST CAPITAL MARKETS LIMITED

By: ___________________________
    Name:
    Title:

STEPHENS INC.

By: ___________________________
    Name:
    Title: